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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Getty Images, Inc. on Form S-3 of our report dated March 31, 1999 of our audits of the consolidated financial statements and financial statement schedules of Getty Images, Inc. and subsidiaries and of its predecessor, Getty Communications plc and subsidiaries, appearing in the Annual Report on Form 10-K of Getty Images, Inc. We also consent to the reference to our firm under the caption "Experts".



                                        /s/ PricewaterhouseCoopers


PricewaterhouseCoopers
London
May 21, 1999